EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Laclede Steel Company on Form S-8 of our reports dated January 28, 1997 (February 10, 1997 as to Note 11 and February 26, 1997 as to Note 4), appearing in the Annual Report on Form 10-K of Laclede Steel Company for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

St. Louis, Missouri
April 22, 1997

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